Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000 www.targaresources.com

Targa Resources Corp. Expands Premier Permian Footprint with Acquisition of Delaware and Midland Basin Assets and will Host a Conference Call

•	$565 million initial cash consideration represents ~9x 2017E EBITDA multiple

•	Attractive fee-based natural gas gathering and processing and crude gathering assets in the Permian Basin backed by long-term contracts

•	Increases Targa’s gross processing capacity to ~2 Bcf/d across the Permian Basin by year-end 2017

•	Adds over 250,000 acres dedicated under long-term contracts from a strong mix of active operators in the Delaware and Midland Basins

•	Future performance-linked earn-out payments based on gross margin from existing contracts realized over the next two years

•	Expected to be accretive to distributable cash flow in 2017 and beyond

HOUSTON, January 23, 2017 – Targa Resources Corp. (NYSE: TRGP) (“Targa” or the “Company”) today announced it has executed definitive agreements for its subsidiary, Targa Resources Partners LP, to acquire 100% of the membership interests of Outrigger Delaware Operating, LLC, Outrigger Southern Delaware Operating, LLC (together “Outrigger Delaware”) and Outrigger Midland Operating, LLC (“Outrigger Midland” and together with “Outrigger Delaware”, “Outrigger Permian”). Targa will pay initial cash consideration of $565 million for the membership interests.

The Outrigger Delaware gas gathering and processing and crude gathering assets are located in Loving, Winkler and Ward counties. The Delaware Basin assets are underpinned by high-quality producer dedications of more than 145,000 acres under long-term, largely fee-based contracts, with a weighted average contract life of 14 years. Outrigger Delaware assets include 70 million cubic feet per day of processing capacity. Targa plans to connect the Outrigger Delaware assets to Targa’s existing Sand Hills system, extending Targa’s premier Permian Basin footprint across the Delaware and Midland Basins. Targa also plans to evaluate future connections from Outrigger Delaware to its Versado system. Currently, there is 40,000 barrels per day of crude gathering capacity on the Outrigger Delaware system.

The Outrigger Midland gas gathering and processing and crude gathering assets are located in Howard, Martin and Borden counties. The Midland Basin assets are underpinned by high-quality producer dedications of more than 105,000 acres under long-term, largely fee-based contracts, with a weighted average contract life of 13 years. Outrigger Midland currently has 10 million cubic feet per day of processing capacity, and Targa expects to connect the Outrigger Midland assets to Targa’s WestTX system in Martin County. Currently, there is also 40,000 barrels per day of crude gathering capacity on the Outrigger Midland system.

“The acquisition of the Outrigger Permian assets complements our existing gas gathering and processing footprint very nicely, while expanding our reach deeper into both the Delaware and Midland Basins. The producer acreage that we will serve through this acquisition has decades of drilling inventory in prolific areas, with multiple stacked pay zones,” said Joe Bob Perkins, Chief Executive Officer of the Company. “We also are excited about the opportunities to combine

Outrigger Permian’s existing crude gathering infrastructure and our expertise in crude gathering in another basin as a new platform for growth in the Permian. As structured, this transaction is accretive in 2017, and we believe that the earn-out structure de-risks the overall transaction profile and aligns us with the continued success of the acquired assets.”

Completion of this transaction is subject to customary regulatory approvals and other closing conditions. The transaction is expected to close in the first quarter of 2017.

Subject to certain performance-linked measures based on existing contracts expected at close and other conditions, additional cash of up to $935 million may be received in 2018 and 2019 by the sellers of Outrigger Permian in potential earn-out payments based on realized gross margin. No additional payments beyond the initial consideration are guaranteed to the sellers. The first potential earn-out payment is based on an attractive multiple of realized gross margin from March 1, 2017 to February 28, 2018. The second potential earn-out payment is based on an attractive multiple of realized gross margin from March 1, 2018 to February 28, 2019. The total potential consideration that could be paid to sellers is up to a maximum of $1.5 billion, which includes the initial consideration of $565 million. Please refer to page 9 of the investor presentation that can be accessed through the Events and Presentations section of the Company’s website at www.targaresources.com, or by going directly to http://ir.targaresources.com/events.cfm, for additional information related to the earn-out structure.

RBC Capital Markets acted as the exclusive financial advisor and Locke Lord LLP acted as legal counsel for the Company.

Conference Call

Targa will host a conference call for investors and analysts on Monday, January 23, 2017 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss the transaction. The conference call can be accessed via Webcast through the Events and Presentations section of the Company’s website at www.targaresources.com, by going directly to http://ir.targaresources.com/events.cfm or by dialing 877-881-2598. The pass code for the dial-in is 59057422. Please dial in ten minutes prior to the scheduled start time. A replay will be available approximately two hours following the completion of the conference call through the Investors section of the Company’s website. Prepared remarks by Targa senior management will be followed by a question and answer session. Prior to the conference call, an updated investor presentation will be available in the Events and Presentations section of the Company’s website.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Targa expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Company’s control, which could cause results to differ materially from those expected by management of Targa. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including declines in the production of natural gas or in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts, the credit risk of customers and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Targa Resources Corp.

Targa is a leading provider of midstream services and is one of the largest independent midstream energy companies in North America. Targa owns, operates, acquires, and develops a diversified portfolio of complementary midstream energy assets. The Company is primarily engaged in the business of: gathering, compressing, treating, processing, and selling natural gas; storing, fractionating, treating, transporting, and selling NGLs and NGL products, including services to LPG exporters; gathering, storing, and terminaling crude oil; storing, terminaling, and selling refined petroleum products.

The principal executive offices of Targa are located at 1000 Louisiana, Suite 4300, Houston, TX 77002 and their telephone number is 713-584-1000. For more information please go to www.targaresources.com.

Contact investor relations by phone at (713) 584-1133.

Jennifer Kneale

Vice President - Finance

Matthew Meloy

Executive Vice President and Chief Financial Officer

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